Exhibit 99

C R O S S	News Release
Company Contact: Kevin F. Mahoney Senior Vice President, Finance and Chief Financial Officer 401-335-8470	Investor Relations: Dave Mossberg Three Part Advisors, LLC 817-310-0051

FOR IMMEDIATE RELEASE

A.T. CROSS COMPANY ANNOUNCES PRELIMINARY 2010 FINANCIAL
RESULTS AND 2011 EPS GUIDANCE

•	Expects to exceed 2010 EPS guidance of $0.45
•	2010 Revenue Growth 12%
•	2011 EPS guidance of between $0.55 and $0.59

LINCOLN, Rhode Island, January 10, 2011 – A.T. Cross Company (NASDAQ: ATX) today announced that it will modestly exceed its previously released 2010 earnings per share guidance of $0.45.  The company earned $0.13 per share in 2009.  Preliminary results also showed sales growth in 2010 was 12%, with the Cross Optical Group growing 19% and the Cross Accessory Division growing 8%.  Complete 2010 results will be released on February 23, 2011.

The Company is providing earnings per share guidance for 2011 of between $0.55 and $0.59.

Commenting on a successful 2010 and the positive outlook, David G. Whalen, President and Chief Executive Officer of A.T. Cross said, “Both of our operating segments finished the year with momentum.  We were highly focused in 2010 on continuing to invest in Costa, whose growth demonstrates the great potential of the brand: and shaping the Native Eyewear brand to set it up to build scale.  In addition, we restored revenue growth to the Cross brand and are benefitting from the operating leverage provided by its reduced cost structure.  We have managed our balance sheet very well which allowed us to repurchase 19% of our outstanding shares between December 2009 and December 2010.  I am very confident that we have growth strategies in place that will continue to reward our shareholders.”

The Company’s preliminary 2010 results and certain forward looking information will be presented at the following January 2011 investor conferences:

•	Cowen and Company 9th Annual Consumer Conference in New York on Tuesday, January 11, 2011 at 1:00 pm EST
•	13th Annual Needham Growth Conference in New York on Thursday, January 13, 2011 at 2:50 pm EST

The presentations will be webcast live and may be accessed under the investor relations section of the Company’s website, www.cross.com.  The webcasts can also be found on the Cowen and Company website, www.cowen.com and the Needham Company website, www.needhamco.com.

About A.T. Cross Company

Building on the rich tradition of its award-winning writing instruments and reputation for innovation and craftsmanship, A.T. Cross Company is a designer and marketer of branded personal and business accessories. A.T. Cross provides a range of distinctive products that appeal to a growing market of consumers seeking to enhance their image and facilitate their lifestyle. A.T. Cross products, including award-winning quality writing instruments, timepieces, business accessories and Costa and Native Eyewear premium sports sunglasses, are distributed in retail and corporate gift channels worldwide. For more information, visit the A.T. Cross website at www.cross.com, the Costa website at www.costadelmar.com and the Native Eyewear website at www.nativeyewear.com.

Statements contained in this release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (including but not limited to statements relating to the expected sales and adjusted earnings performance for 2010 as well as initial guidance for 2011).  In addition, words such as "believes," "anticipates," "expects," and similar expressions are intended to identify forward-looking statements.  These forward-looking statements are subject to risks and uncertainties, including but not limited to the possibility that unexpected factors relating to 2010 are discovered and the ability of the Company to deliver on 2011 expectations and are not guarantees since there are inherent difficulties in predicting future results.  Actual results could differ materially from those expressed or implied in the forward-looking statements.  The information contained in this document is as of January 7, 2010.  The Company assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments.  Additional discussion of factors that could cause actual results to differ materially from management's expectations is contained in the Company's filings under the Securities Exchange Act of 1934.